[LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD LLP]



                                                                     Exhibit 8.2



                                                        December 3, 2004





Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York  10010


                  Re: Credit Suisse First Boston Mortgage Securities Corp. Registration Statement on Form S-3
                           ----------------------------------------------------


Ladies and Gentlemen:

         We have acted as special tax counsel for Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") relating to the Certificates (defined below) and the authorization and issuance from time to time in one or more series (each, a "Series") of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates"). The Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement or trust agreement (each, an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, one or more servicers (the "Servicer"), each to be identified in the prospectus supplement for such Series of Certificates.

         We have examined the forms of prospectus supplements and prospectus contained in the Registration Statement (the "Prospectus Supplements" and "Prospectus", respectively) and such

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other records, documents and instruments as we have deemed necessary for the purposes of this opinion.

         In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the Company, the Trustee, the Servicer, if any, and any other party thereto and will be duly executed and delivered by the Company, the Trustee, the Servicer, if any, and any other party thereto substantially in the form filed as an exhibit to the Registration Statement; that each Series of Certificates will be duly executed and delivered in substantially the forms set forth in the related Agreement filed as an exhibit to the Registration Statement; that each Series of Certificates will be sold as described in the Registration Statement; and we have relied upon the documents referred to above (the "Documents"). We have assumed that all parties had the corporate power and authority to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite corporate actions, the due execution and delivery and the validity and binding effect and enforceability of such Documents. We have made investigations of such matters of law and fact as we have considered necessary or appropriate for the purpose of this opinion.

         Our opinion is also based on the assumption that there are no agreements or understandings with respect to the transactions contemplated in the Documents other than those contained in the Documents. Furthermore, our opinion is based on the assumption that all parties to the Documents will comply with the terms thereof, including all tax reporting requirements contained therein, and that this transaction is not part of another transaction or another series of transactions that would require the issuer of the Certificates, any investor, or other participant to treat such transaction or transactions as subject to the disclosure, registration, or list maintenance requirements of Sections 6011, 6111, or 6112 of the Internal Revenue Code of 1986, as amended.

         As special tax counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of each Series of Certificates pursuant to the related Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Certificates that appears under the heading "Material Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

         The opinions set forth herein are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described above, and we do not express an opinion on any other legal or income tax aspect of the transactions contemplated by the Documents relating to the transaction.


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         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of changes in the event there is any change in legal authorities, facts, assumption or Documents on which this opinion is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion, unless we are specifically engaged to do so. Because the Prospectus Supplements and Prospectus contemplate Series of Certificates with numerous different characteristics, you should be aware that the particular characteristics of each Series must be considered in determining the applicability of this opinion to a particular Series of Certificates. The opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Material Federal Income Tax Consequences" in the Prospectus Supplements and Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act, or the Rules and Regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                            Very truly yours,

                                            /s/ Sidley Austin Brown & Wood LLP




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